UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 12, 2006

(Date of Earliest Event Reported)

EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-14365	76-0568816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

We have reached an agreement to settle a shareholder derivative action filed in Texas state court against us and certain of our current and former officers and directors that is styled John Gebhardt and Marilyn Clark v. Allumbaugh, et al.  On May 12, 2006, the District Court of Harris County, Texas, 295th Judicial District issued an Order setting the hearing date for final approval of the terms of the settlement at 11:00 a.m. on June 26, 2006. The Order also approved the form of notice to shareholders. The full notice to shareholders, which is attached to this Current Report on Form 8-K as Exhibit 99.A, is incorporated herein by reference and provides details regarding the hearing, the lawsuit and the settlement. The terms of the settlement include a $16,750,000 payment to us from insurers under the directors and officers liability insurance program which will be used for our benefit to pay related legal costs and for other corporate purposes. We have also made enhancements to our corporate governance practices as part of the settlement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.A	Notice of Settlement of Shareholder Derivative Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

	By:	/s/ John R. Sult
John R. Sult
Senior Vice President and Controller
(Principal Accounting Officer)

Dated: May 19, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.A	Notice of Settlement of Shareholder Derivative Action.